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                                                                 EXHIBIT 10.14.1



Letter from Edge Executive


To:  Verdisys

I, Scott Sossen, CEO of Edge Capital, acknowledge that Verdisys, Inc has performed under the contract dated June 16, 2003 as amended, and I accept the work performed under the contract through the period ended September 30, 2003. I acknowledge that Edge Capital owes Verdisys $1,696,000 at September 30, 2003 and is due and payable. I hereby commit Edge Capital to pay such amount within the next two weeks.